Exhibit 99.1
Marshall Edwards, Inc. Announces Resignation of Stephen Breckenridge from Board of Directors and appointment of William Rueckert as Chairman of Audit Committee
New Canaan, Connecticut – December 19, 2008 – Marshall Edwards, Inc. (NASDAQ: MSHL) announced that Stephen Breckenridge resigned as a member of the Board of Directors effective December 15, 2008 for personal reasons. Mr. Breckenridge was the Chairman of the Audit Committee and served as the audit committee financial expert. He also served as a member of the Compensation Committee. On December 18, 2008, the Board of Directors appointed William Rueckert, an existing member of the Board, as Chairman of the Audit Committee. The Board of Directors has determined that Mr. Rueckert qualifies as an audit committee financial expert. As a result of Mr. Breckenridge’s resignation, the size of the Board of Directors has decreased from six to five members.
About Marshall Edwards
About Marshall Edwards, Inc. Marshall Edwards, Inc. (NASDAQ: MSHL) is a specialist oncology company focused on the clinical development of novel anti-cancer therapeutics. These derive from a flavonoid technology platform, which has generated a number of novel compounds characterized by broad ranging activity against a range of cancer cell types with few side effects. The combination of anti-tumor cell activity and low toxicity is believed to be a result of the ability of these compounds to target an enzyme present in the cell membrane of cancer cells, thereby inhibiting the production of pro-survival proteins within the cell. Marshall Edwards has licensed rights from Novogen Limited (ASX: NRT NASDAQ: NVGN) to bring three oncology drugs — phenoxodiol, triphendiol and NV-143 — to market globally. Marshall Edwards’ lead investigational drug, phenoxodiol, is in a Phase III multinational multi-centered clinical trial for patients with recurrent ovarian cancer. More information on the trial can be found at http://www.OVATUREtrial.com.
Marshall Edwards is majority owned by Novogen (ASX: NRT, NASDAQ: NVGN), an Australian biotechnology company that is specializing in the development of therapeutics based on a flavonoid technology platform. Novogen is developing a range of therapeutics across the fields of oncology, cardiovascular disease and inflammatory diseases. More information on phenoxodiol and on the Novogen group of companies can be found at www.marshalledwardsinc.com and www.novogen.com.
Forward Looking Statements
Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical trials and approved by the U.S. Food and Drug Administration (the “FDA”) as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.